Exhibit 99.1


INVESTORS:                                              MEDIA:
John Standley                                           Karen Rugen
(717) 214-8857                                          (717) 730-7766
Kevin Twomey
(717) 731-6540
or investor@riteaid.com


FOR IMMEDIATE RELEASE


              RITE AID CORPORATION TO OFFER SENIOR SECURED NOTES

CAMP HILL, PA, February 3, 2003 -- Rite Aid Corporation (NYSE, PCX: RAD) announced today that it is planning to offer $200 million of eight-year senior secured notes due 2011. The company intends to use the proceeds from the offering for general corporate purposes, which may include capital expenditures and repayments or repurchases of outstanding indebtedness.

The offering is subject to market and other customary conditions and contingent upon the company obtaining consent to certain amendments to its senior credit and synthetic lease facilities.

The notes due 2011 will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

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